EXHIBIT 4
                                                                       ---------

                                ESCROW AGREEMENT

        Escrow Agreement (the "Escrow Agreement") dated as of October 31, 2006 (the "Effective Date") by and between PI SPE LLC (the "Assignee") and Investors Bank & Trust Company, as escrow agent hereunder (the "Escrow Agent").

        WHEREAS, J.P. Morgan Securities Inc. (in such capacity, the "Initial Purchaser") and Owens Corning (the "Issuer") have entered into an equity commitment agreement dated May 10, 2006 (as amended, supplemented, or otherwise modified, the "Commitment Agreement") pursuant to which the Initial Purchaser agreed to purchase Unsubscribed Shares (as defined therein) on the Closing Date (as defined therein);

        WHEREAS, the Initial Purchaser and the several backstop purchasers (the "Backstop Purchasers") have entered into a syndication agreement dated May 10, 2006 (as amended, supplemented, or otherwise modified, the "Syndication Agreement"), pursuant to which the Backstop Purchasers agreed to purchase from the Initial Purchaser Unsubscribed Shares purchased from the Issuer by the Initial Purchaser pursuant to the Commitment Agreement;

        WHEREAS, certain Backstop Purchasers (each, an "Assignor") and the Assignee have entered into 13 separate assignment agreements, dated October 24, 2006 or October 25, 2006, as the case may be (each, an "Assignment Agreement"), pursuant to which each Assignor individually assigned, and the Assignee assumed, certain rights and obligations of each Assignor under the Syndication Agreement with respect to each such Assignor's commitment to purchase Unsubscribed Shares equal in the aggregate to 6,871,689 Unsubscribed Shares (the "Assigned Shares");

        WHEREAS,  pursuant to Section  1(d) of the  Assignment  Agreements  and
Section 1(f) of the Syndication Agreement, the Assignee has notified the Initial Purchaser that the Assignee's purchase of Unsubscribed Shares is subject to the terms of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the expiration or termination of the applicable waiting period with respect to such purchase (the "HSR Condition") has not occurred;

        WHEREAS, the Assignee is required, pursuant to Section 1(f) of the Syndication Agreement, to enter into this Escrow Agreement; and

        WHEREAS, the Initial Purchaser and the Issuer have entered into a registration rights agreement, dated as of July 7, 2006 (as amended, supplemented, or otherwise modified, the "Registration Rights Agreement"), with respect to certain shares of New Common Stock (as defined therein).

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        NOW  THEREFORE,  in  consideration  of the  foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. APPOINTMENT. The Assignee hereby appoints the Escrow Agent as escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

2. ESCROW PROPERTY. Simultaneous with the execution and delivery of this Escrow Agreement, the Assigned Shares are being deposited by the Initial Purchaser with the Escrow Agent (the "Share Escrow"). The Assignee represents and warrants that, pursuant to Section 1(d) of each of the Assignment Agreements, it has the authority under the Syndication Agreement to cause the Assigned Shares to be deposited in the Share Escrow and to appoint the Escrow Agent as the escrow agent for the purposes set forth herein. The Escrow Agent may assume without inquiry that the Share Escrow constitutes all the shares subject to the Assignment Agreements and that it represents all of the Assigned Shares that the Escrow Agent is required to hold. The Escrow Agent shall (i) safeguard and treat the Share Escrow and any Profit Escrow (as defined below and, together with the Share Escrow, the "Escrow Property") in an escrow account in accordance with the provisions of hereof and (ii) hold, administer and dispose of the Escrow Property subject to and only in accordance with the terms and conditions hereof.

3. ADMINISTRATION OF ESCROW PROPERTY. (a) The Share Escrow shall be registered in the name of the Escrow Agent and held in a share escrow account at the Escrow Agent (the "Share Escrow Account"). During the term of this Escrow Agreement, except for the rights specifically provided for herein, the Assignee shall have no rights with respect to the Share Escrow. Without limiting the generality of the foregoing, except for the Profit Escrow and the right to receive the Share Escrow under Section 4(a), unless and until the HSR Condition has occurred, the Assignee shall have none of the indicia of ownership of the Assigned Shares and, therefore, shall have no right to vote, or direct the vote of, the Share Escrow or to otherwise exercise any of the rights of a stockholder of the Issuer in respect of the Share Escrow. The Escrow Agent will not deliver to the Assignee or to any person acting on its behalf any proxy statements, proxy cards, written consents in lieu of stockholder meetings or any other document or instrument it may receive with respect to the Share Escrow. Dividends or distributions upon the Share Escrow accrued or distributed in shares of common stock of the Issuer shall be added to the Share Escrow and held in the Share Escrow Account and shall be administered by the Escrow Agent in accordance with this Escrow Agreement. The Escrow Agent shall have no voting rights in respect of the Share Escrow and therefore shall not complete and return to the Issuer any proxy cards, written consents in lieu of stockholder meetings or any other document or instrument it may receive in connection with any meeting of stockholders, or requests for written consents in lieu of meetings of stockholders, of the Issuer.

        (b) Any and all dividends or other amounts accrued or distributed in respect of the Share Escrow (other than of shares of common stock of the Issuer which shall, upon receipt by the Escrow Agent be deemed to be Share
Escrow and placed in the escrow account) during the term of this Escrow Agreement shall be held by the Escrow Agent in a profit escrow account pursuant to the terms and conditions herein (all such dividends or other profits other than shares of common stock of the Issuer, the "Profit Escrow"). All cash amounts received by the Escrow Agent in respect of the Profit Escrow shall be invested and reinvested by the Escrow Agent as described in Schedule 1 attached hereto. The Escrow Agent shall have the right to liquidate any such investments held pursuant to the immediately preceding sentence and shall liquidate such investments, but solely in order to provide funds necessary to make required payments under this Escrow Agreement. The Escrow Agent shall have no liability for any loss sustained as a result of any investment made pursuant to the instructions of the parties hereto or as a result of any liquidation of any investment prior to its maturity or for the failure of the parties to give the Escrow Agent instructions to invest or reinvest the Profit Escrow.

4. DISPOSITION AND TERMINATION. (a) The Escrow Agent shall, within one business day after receiving written notice from the Initial Purchaser and the Assignee that the HSR Condition has occurred, deliver the Share Escrow and the Profit Escrow to the Assignee with a duly executed stock power and shall, if requested by Assignee, direct the transfer agent for the Share Escrow to transfer and register such shares in the name of Assignee or its assigns.

        (b) If the Escrow Agent shall not have received written notice from the Initial Purchaser and the Assignee that the HSR Condition has occurred by January 29, 2007, the Escrow Agent shall, by 5:00 p.m. New York City time on January 30, 2007, (i) in accordance with the procedures described in Schedule 1 and applicable law, commence selling all of the Share Escrow (a "Sale"), and distribute all of the net proceeds of such Sale to the Assignee upon receipt thereof and (ii) distribute the Profit Escrow to the Assignee.

        (c) Upon delivery or disposition and distribution of the Share Escrow and the Profit Escrow by the Escrow Agent pursuant to Sections 4(a) or
(b) above, as applicable, this Escrow Agreement shall terminate, subject to the provisions of Section 8.

5. ESCROW AGENT. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Escrow Agent shall have no duty to solicit any payments, dividends or other profits in respect of the Escrow Property that may be due. The Escrow Agent shall not be liable for any action taken or omitted by it, except to the extent that a court of competent jurisdiction determines that the Escrow Agent's gross negligence or willful misconduct was the primary cause of any loss to the Assignee. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys (and shall be liable only for the careful selection of any such agent or attorney) and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by the Assignee or by a final order or judgment of a court of competent jurisdiction.

6. SUCCESSION. The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving 10 days advance notice in writing of such resignation to the Assignee, specifying a date when such resignation shall take effect. The Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of the Escrow Agreement. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all the escrow business of the Escrow Agent's corporate trust line of business may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

7. FEES. The Assignee agrees to (i) pay the Escrow Agent upon execution of this Escrow Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in Schedule 1, and (ii) pay or reimburse the Escrow Agent upon request for all reasonable and documented expenses, disbursements and advances, including reasonable attorney's fees and expenses, incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Escrow Agreement, including in connection with any required public filings to be made by the Escrow Agent..

8.      INDEMNITY.  The Assignee shall indemnify,  defend and save harmless the
Escrow Agent and its directors, officers, agents and employees (the "indemnitees") from all loss, liability or expense (including the reasonable and documented fees and expenses of in house or outside counsel) arising out of or in connection with (i) the Escrow Agent's execution and performance of this Escrow Agreement, except in the case of any indemnitee to the extent that such loss, liability or expense is due to the gross negligence or willful misconduct of such indemnitee, or (ii) its following any instructions or other directions from the Initial Purchaser or the Assignee, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement.

9. NO LIENS. The Escrow Property shall be held as an escrow account and shall not be subject to any Lien, trustee process or any other judicial process of any creditor of any party hereto. Except as contemplated by Section 13(b), no portion of the Escrow Property or any beneficial interests therein may be pledged, sold, assigned or transferred, including by operation of law, by the Assignee or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of the Assignee, prior to the delivery to the Assignee of the Escrow Property by the Escrow Agent.

10. TINS. The Assignee represents that its Taxpayer Identification Number ("TIN") assigned by the Internal Revenue Service ("IRS") or any other taxing authority is set forth in Schedule 1. Upon execution of this Escrow Agreement, the Assignee shall provide the Escrow Agent with a fully executed W-8 or W-9 IRS form, which shall include such party's TIN. In addition, all income earned under the Escrow Agreement shall be allocated and/or paid as directed in a written direction of the Assignee, as set forth herein, and reported by the recipient to the IRS or any other taxing authority. Notwithstanding such written directions, the Escrow Agent shall report and, as required withhold any taxes as it determines may be required by any law or regulation in effect at the time of the distribution. In the absence of timely direction, all proceeds of the Share Escrow or the Profit Escrow shall be retained in the Escrow Property for the benefit of the Assignee and reinvested from time to time by the Escrow Agent as provided in this Escrow Agreement. In the event that any earnings remain undistributed at the end of any calendar year, the Escrow Agent shall report to the IRS or such other authority such earnings as it deems appropriate or as required by any applicable law or regulation or, to the extent consistent therewith, as directed in writing by the Assignee. In addition, the Escrow Agent shall withhold any taxes it deems appropriate and shall remit such taxes to the appropriate authorities.

11. NOTICES. All communications hereunder shall be in writing and shall be deemed to be duly given and received:

        (a)     upon  delivery  if  delivered   personally  or  upon  confirmed
        transmittal if by facsimile;

        (b) on the next Business Day (as hereinafter defined) if sent by overnight courier; or

        (c) four (4) Business Days after mailing if mailed by prepaid registered mail, return receipt requested, to the appropriate notice address set forth on Schedule 1 or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.

In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth on Schedule 1 is authorized or required by law or executive order to remain closed.

12. SECURITY PROCEDURES. In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement, as indicated in Schedule 1 attached hereto), whether in writing, by facsimile or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on schedule 2 hereto ("Schedule 2"), and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in
Schedule 2, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of the executive officers ("Executive Officers") of the Assignee, as the Escrow Agent may select. Such "Executive Officer" shall deliver to the Escrow Agent a fully executed Incumbency Certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent may rely solely upon any account numbers or similar identifying numbers provided by the Assignee to identify (i) the beneficiary, (ii) the beneficiary's bank, or
(iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank designated. The parties to this Escrow Agreement acknowledge that these security procedures are commercially reasonable.

13. MISCELLANEOUS. (a)The provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by each of the parties hereto and by the Initial Purchaser.

        (b) Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by any party, except as provided in Section 6, without the prior consent of the other parties, except as provided in Section 6.

        (c) Nothing in this Escrow Agreement is intended to confer upon any person any legal or equitable right, remedy or claim under or by reason of this Agreement other than the parties hereto and the Initial Purchaser.

        (d) This Escrow Agreement shall be governed by and construed under the laws of the State of New York. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of New York. The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Escrow Agreement.

        (e) The Assignee will supply all supplemental documentation as the Escrow Agent shall reasonably request, including in order to comply with the Escrow Agent's obligations arising under and compliance with federal anti-terrorism and anti-money laundering laws.

        (f) The Assignee acknowledges that regulations of the Comptroller of the Currency grant the Assignee the right to receive brokerage confirmations of security transactions as they occur. The Assignee specifically waives such notification to the extent permitted by law and acknowledges that the Assignee will receive periodic cash transaction statements, which will detail all investment transactions.

         (g) No party to this Escrow Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, floods, strikes, equipment or transmission failure, or other causes reasonably beyond its control.

         (h)    This  Escrow   Agreement   may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (i) The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof.

         (j) Each of the parties hereto shall not be liable to the other, directly or indirectly, for any special or consequential damages, even if such party has been advised of the possibility of such damages.

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date first set forth above.

                                            INVESTORS BANK & TRUST COMPANY
                                            AS ESCROW AGENT


                                            By: /s/  Stephen Desalvo
                                                ----------------------------
                                                Name:  Stephen DeSalvo
                                                Title: Managing Director


                                            PI SPE LLC
                                            AS ASSIGNEE


                                            By: /s/ Robert H. Weis
                                                ----------------------------
                                                Name:  Robert H. Weiss
                                                Title: Authorized Person